UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices)

(619) 631 8261

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 31, 2022, GreenBox POS (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Sky Financial and Intelligence, LLC, a Wyoming limited liability company (“Sky Financial”). Although the document is dated March 30th, it was signed and became effective on March 31st. Pursuant to the APA, the Company purchased the following assets of Sky Financial: (i) a portfolio of approximately one hundred twenty five (125) Merchant IDs for which the company will provide payment processing services and (ii) certain intellectual property related to an Independent Sales Organization Management Portal. The Company is not assuming any of Sky Financial’s liabilities.

Ken Haller owns one hundred percent of Sky Financial. Mr. Haller, as of March 31, 2022, is an independent contractor to the Company (and no longer an employee) and currently owns between five percent (5%) and six percent (6%) of the Company’s shares of common stock outstanding. The Company’s to-be-filed executive compensation information for the year ended December 31, 2021 will disclose that Mr. Haller was not a named executive officer of the Company in 2021.

The total consideration for the purchase of the assets was $16 million and five hundred thousand (500,000) shares of the Company’s common stock (less than two percent (2%) of the shares outstanding). On March 31, 2022, the Company paid Sky Financial $16 million in cash and Sky Financial released to the Company $6,540,026 in revenue previously held by Sky for the benefit of the Company. The Company will issue five hundred thousand (500,000) shares to Sky Financial prior to April 12, 2022.

The foregoing description of the APA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The closing of the previously disclosed Share Purchase Agreement, as amended, for the acquisition of all of the shares of Transact Europe Holdings OOD and its subsidiaries and affiliates (collectively “Transact Europe”) took place on Apri1 1, 2022. Transact Europe, headquartered in Sofia, Bulgaria, operates a proprietary electronic payment solution via the issuing of prepaid cards and serving as an agent bank internationally.

Item 9.01 Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired. The financial statements regarding Transact Europe required by this Item 9.01(a) will be filed by amendment to this 8-K no later than 71 days after April 7, 2022 (the date that the Item 2.01 8-K is due).

(b)       Pro Forma Financial Information. The pro forma financial information regarding Transact Europe required by this Item 9.01(b) will be filed by amendment to this 8-K no later than 71 days after April 7, 2022 (the date that the Item 2.01 8-K is due).

(d)       Exhibits.

Exhibit No.	Description
10.1#	Asset Purchase Agreement, signed March 31, 2022, between GreenBox POS and Sky Financial and Intelligence, LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

# Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Dated: April 6, 2022	By:	/s/ Ben Errez
Executive Vice President and Chairman